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                                                                    Exhibit 10.5


AGREEMENT

Agreement made and entered into this day March 2, 1999, by and between Lloyd Layton Golding of 3101 Wessynton Way Alexandria, Virginia, herein referred to as "Seller", and

Christian Bardenheuer; Axicom Inc.
of 50 Broad Street, 3 501
New York, NY 10004
herein referred to as "Buyer"

Seller hereby agrees to transfer on or before the date as described in the 'Delivery' section of this agreement the following Property: Registration of the Domain Name 'CALLNOW.COM' in the name of the Buyer with Network Solutions, Inc.
(NSI) as the Registrant for use as an internet address by the Buyer. Registration of this and any domain name with the NSI does not confer any legal rights to that name as outlined in the required Domain Name Registration Agreement with the NSI, hereby referenced, rather, it is the exclusive right to the use of the Domain Name as an internet address by the Buyer that is conveyed. It is this right, considered as Ownership, considered as Property, that is contracted for herein.

Buyer agrees to accept the Property and pay for Property in accordance with the terms of this Agreement.

No part of this agreement shall be considered a material breech of, nor shall dissolve, the current Domain Name Registration Agreement between the Seller and the NSI during the period prior to Ownership transfer as described in the 'Delivery' section of this agreement.

The Seller hereby warrants that the Seller is the single and proper Registrant of the Property and that registration is in good standing as evidenced by such listing by the NSI reflecting on a non "On Hold" status, and that this Registration is in full compliance with the Domain Name Registration Agreement between the Registrant and NSI, and furthermore, that to the best of Sellers knowledge and belief, that as of the effective date of this contract that there exists no disputes, claims or actions with or against the Seller and the registration of the Property.

CONSIDERATION

Buyer agrees to pay the Seller a total of THREE THOUSAND EIGHT HUNDRED DOLLARS ($3,800 U.S.) sales price for the Property (Payment). Such Payment shall be made by delivery of certified check, company check, or money order in U.S. funds to the Seller's address.

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DELIVERY

Upon timely receipt and successful deposit of the Payment, the Property will be considered sold and the Seller shall modify and register with the NSI all required Information so as to initiate the transfer of control and Ownership and all rights of use of the Property to the Seller within 10 calendar days. The Seller shall not be held responsible for any unusual delays in processing of the Ownership transfer caused by the NSI or the Buyer, but will endeavor to expedite any actions required of the Seller to complete the Ownership transfer.

The Seller shall first initiate the delivery of a "New" 'Domain Name Registration Agreement' to the Buyer via e-mail which the Buyer shall complete and e-mail to the NSI who shall auto return a tracking number to the Buyer which shall be forwarded to the Seller by the Buyer in a timely manner. This information must be delivered to the Seller prior to the initiation of the exchange proceedings. This may occur before or after the execution of this Agreement and delivery of payment. The Seller shall then complete a 'Registrant Name Change Agreement', the standard document required by the NSI to allow the Buyer to become the registrant and new owner, and as such, the Buyer shall receive from the Seller a finalized and notarized 'Registrant Name Change Agreement' with which the Buyer shall become familiar, and shall sign and return to the NSI on their own accord. Said agreement shall include authorization to delete the Seller as the registrant and allow the Buyer to become the new registrant and will constitute a contract between the Buyer and the NSI. Delivery of the 'Registrant Name Change Agreement' to the Buyer shall be considered the end of the contract period and fulfillment of the Sellers obligation to the Buyer. The Seller shall further assist, coordinate and cooperate in good faith with any reasonable request by the Buyer for assistance with any matter or execution of documents required of the Buyer by the NSI to complete the ownership transfer as may be practical while located remotely from the Buyer. The Buyer shall be responsible to the NSI for any and all registration fees and subsequent renewal fees required by the NSI which are currently $35 per year.

INDEMNITY

The Seller shall indemnify and hold harmless the Buyer against any and all claims, actions suits, proceedings costs, expenses, damages, and liabilities, including attorneys fees and costs, arising out of, connected with, or resulting from the use of the Domain Name prior to the effective date of this contract.

The Buyer shall indemnify and hold the Seller harmless against any and all claims, actions suits, proceedings costs, expenses, damages, and liabilities, including attorneys fees and costs, arising out of, connected with, or resulting from the use of the Domain Name. The Seller shall have no liability for any loss to the Buyer which may occur before or after the final Ownership transfer.

After the Seller completes the registration on behalf of the Buyer, the Seller shall no longer be a party to the original current Domain Name Registration Agreement and shall

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be indemnified of any future claims or actions prior to and most especially after the Ownership transfer.

DEFAULT

In the event the Seller defaults in initiation of proceedings of delivery of the Property to the Buyer pursuant to the 'Delivery' section, the Buyer may exercise any one or more of the following remedies:

A. To declare the amount of Payment made to the Seller due and payable to the Buyer in refund within 14 calendar days.
B. To terminate this agreement.
C. To peruse any other remedy at law or in equity.

In the event the Buyer defaults in delivery of Payment as of the due date as referenced in this agreement, Seller may exercise one or more of the following remedies:

A. To terminate this agreement.
B. To peruse any other remedy at law or in equity.
C. To maintain ownership and control of the Domain Name and use of the Domain Name for any purpose without obligation to the Buyer. Buyer hereby waives any and all claims for damages occurring by such default by the Buyer.

SEVERABILITY

It is agreed that if any term or provision throughout this Agreement should be declared invalid, it shall not affect the remaining terms or provisions which shall continue to be binding.

PARTIES

The Buyer and Seller shall maintain communication as may be necessary during the duration of this contract period and shall inform the other of any changes of location, contact or company information as may occur from time to time. This information as is current at the time of execution of this Agreement is identified below for the records of both parties.

Buyer:  Christian Bardenheuer                   telephone number:  212/686-2000
Company Name:  Axiom Inc.                       facsimile number:  212/686-3807
Contact:  Same                          e-mail address:  christianbar@iname.com
Current Address:  50 Broad St #501; New York, NY 10004


Seller:  Lloyd Layton Golding                   telephone number:  703/799-5991
Current Address: 3101 Wessynton Way             facsimile number:  703/799-5991
Alexandria, Virginia 22309                   e-mail address: lgolding@erols.com


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Both parties shall notify the other of any changes within 5 calendar days of any changes by methods as outlined in 'Notices'.

NOTICES

Both parties agree that communication may be made directly by US or International mail, telephone, fax and electronic mail. Correspondence by US or International mail shall be deemed effective. Correspondence by electronic mail shall be considered proper, binding and effective.

ENTIRE AGREEMENT

This contains the entire Agreement between the Seller and the Buyer. No modifications of this Agreement shall be effective unless in writing and executed by both the Buyer and the Seller.

Agreement made and entered into this day: March 2, 1999. This Agreement has been executed in duplicate, whereby both Buyer and Seller have retained one copy each.

BUYER:
Individual Name

/s/ Christian Bardenheuer_______, March 2, 1999
Christian Bardenheuer
Axiom Inc.


SELLER:


________________________________, March 2, 1999
Lloyd Layton Golding